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                                                                    EXHIBIT 10.1

                        ADVANTAGE PAYROLL SERVICES, INC.

                      EMPLOYMENT AND NON-COMPETE AGREEMENT

     THIS AGREEMENT (the "Agreement") is made as of March 15, 2002 between Advantage Payroll Services, Inc., a Delaware corporation (the "Company") and Charles W. Lathrop, Jr. ("Executive").

     The Company and the Executive desire to enter into an agreement (i) defining the relative rights of the Company and the Executive, (ii) setting forth the obligation of Executive to refrain from competing with the Company during his employment with the Company and for a period of time thereafter as provided herein and (iii) setting forth certain terms of Executive's employment with the Company.

     In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Employment. The Company shall employ Executive, and Executive hereby accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the date hereof and ending as provided in Section 4 hereof (the "Employment Period").

     2.  Position and Duties.
         -------------------

     (a) During the Employment Period, Executive shall serve as President and Chief Executive Officer and shall have the normal duties, responsibilities and authority associated with such position. Executive shall also provide such service and perform such additional duties and responsibilities as the Company's board of directors (the "Board") may from time to time direct.

     (b) Executive shall report to the Board, and Executive shall devote his best efforts and his full business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Company and its Subsidiaries. Executive shall perform his duties and responsibilities to the best of his abilities in a diligent, trustworthy, businesslike and efficient manner.

     (c) For purposes of this Agreement, "Subsidiaries" shall mean any corporation of which the securities having a majority of the voting power in electing directors are, at the time of determination, owned by the Company, directly or through one of more Subsidiaries.

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     3.  Base Salary and Benefits.
         ------------------------

     (a) During the term of the Employment Period, Executive's base salary per annum (such per annum salary, the "Base Salary") shall be as follows:

     (i) for the period from the date hereof until June 1, 2002 - $200,000,

     (ii) for the period from June 1, 2002 through June 1, 2003 - $208,000,

     (iii) for the period from June 1, 2003 through June 1, 2004 - $216,320,

     (iv) for the period from June 1, 2004 through June 1,2005 - $224,973,

     (v) for the period from June 1, 2005 through June 1, 2006 - $233,972, and

     (vi) for the period from June 1, 2006 through the fifth anniversary of the date hereof - $243,331.

The Base Salary shall be payable in regular installments in accordance with the Company's general payroll practices and shall be subject to customary withholding. In addition, during the Employment Period, Executive shall be entitled to participate in all of the Company's employee benefit programs for which senior executive employees of the Company and its Subsidiaries are generally eligible, and Executive shall be entitled to four weeks of paid vacation each year, which, if not taken, may be carried forward to any subsequent year, with the approval of the Board. In addition, Executive shall be entitled to use, at the Company's expense, a Company-owned vehicle for business and personal use. The make and model of the vehicle will be consistent with Executive's position within the Company.

     (b) The Company shall reimburse Executive for all reasonable expenses incurred by him in the course of performing his duties under this Agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses.

     (c) Thirty days prior to the start of each fiscal year during the term of this Agreement, the Company and the Executive will establish mutually acceptable performance goals and objectives. These goals and objectives will include, but not be limited to, the overall financial performance, revenue growth, market position and organizational development of the Company. Based on an objective review at the end of each fiscal year, during the term of this Agreement, the Company shall pay Executive a cash bonus (the "Cash Bonus") equal to between 25% and 75% of the Base Salary for the current year. Nothing in this Agreement shall limit the amount of Cash Bonus that can be paid by the Company to the Executive. The Cash Bonus for any such fiscal year shall be paid no later than sixty (60) days after the end of such fiscal year. In the event of termination of employment, Executive's right to receive Cash Bonuses shall be prorated as of the effective date of such termination. The financial performance of the Company shall be

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calculated by the Company's independent auditors in accordance with generally accepted accounting practices and principles applied on a consistent basis with prior years.

     (d) The Company shall provide to the Executive a term life insurance policy in an amount of at least $1,500,000, insuring his life, with the proceeds payable to a beneficiary of his choice.

     4.  Term.
         ----

     (a) Unless renewed by the mutual agreement of the Company and Executive, the Employment Period shall end on the fifth anniversary hereof (the "Expiration Date"); provided that (i) the Employment Period shall terminate prior to the Expiration Date upon Executive's resignation, death or permanent disability or incapacity (as determined by the Board in its good faith judgment) and (ii) the Employment Period may be terminated by the Company at any time prior to such date for Cause (as defined below) or without Cause.

     (b) If the Employment Period is terminated by the Company without Cause prior to the fifth anniversary of the date of this Agreement, Executive shall be entitled:

     (i) to receive his Base Salary until the earlier of (A) the second anniversary of the date of such Executive's termination or (B) the Expiration Date; provided, however, that such Executive shall be entitled to receive such salary if and only if Executive has not breached the provisions of Sections 5, 6 and 7 hereof; and

     (ii) to have the cumulative vested percentage of Company stock option shares that the Executive owns immediately prior to termination determined at and after his termination as if the date of each stock option grant were twelve
(12) months prior to the actual date of grant, so that the Executive receives one additional year for purposes of determining the cumulative vested percentage of all stock option shares under all grants by the Company to the Executive. Each applicable Stock Option Agreement or other plan or agreement shall be deemed to be automatically amended in accordance with this clause (b)(ii), and the Company shall take all appropriate steps under each applicable Stock Option Agreement or other plan or agreement to vest the Executive's said stock options in accordance with this clause (b)(ii).

     (c) If the Employment Period is terminated by the Company for Cause or is terminated pursuant to clause (a)(i) above, Executive shall be entitled to receive his Base Salary through the date of termination.

     (d) During the Employment Period, Executive may terminate his employment hereunder for Good Reason (as defined below) within six (6) months of the occurrence of such Good Reason, provided the Executive has given the Company thirty (30) days' written notice of such termination during which the Company shall have the right to cure any such Good Reason. Upon such termination, the Executive shall be entitled to receive his Base Salary until the earlier of (i) two years from the date of such termination or (ii) the Expiration Date. Executive shall be entitled to receive his Base Salary, discounted to present value, in a single payment payable within fifteen days from the date of such termination; provided, however, that in its sole

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discretion, the Company may elect to pay the Executive his Base Salary in regular installments in accordance with Section 3(a) hereof.

     For the purposes of this of this Agreement, "Good Reason" means (i) the assignment to Executive by the Company of duties inconsistent with, or reduction in (A) Executive's position, (B) duties as set forth in Section 2 hereof, (C) Executive's responsibilities, titles or offices, or (D) core duties or responsibilities of Executive, (ii) any material breach of any provision of this Agreement, or (iii) the relocation of Executive's office to a facility not within 25 miles of the present location.

     (e) All of Executive's rights to fringe benefits and bonuses hereunder (if any) which accrue or become payable after the termination of the Employment Period shall cease upon such termination. The Company may offset any amounts Executive owes it or its Subsidiaries against any amounts it owes Executive hereunder.

     (f) For purposes of this Agreement, "Cause" means (i) a breach of Section 5, 6 or 7 of this Agreement, (ii) a breach of Executive's duty of loyalty to the Company or any of its Subsidiaries or any act of dishonesty or fraud with respect to the Company or any of its Subsidiaries, (iii) the commission by the Executive of a felony, a crime involving moral turpitude or other act or omission causing material harm to the standing and reputation of the Company or any of its Subsidiaries, (iv) Executive's continued failure to perform his duties to the Company or any of its Subsidiaries, which failure remains uncured thirty days following written notice thereof or is incapable of being cured, or
(v) the commission of acts of negligence in the performance of his duties which are substantially injurious to the Company or any of its Subsidiaries, which acts remain uncured thirty days following written notice thereof by the Company or which is incapable of being cured.

     5. Confidential Information. Executive acknowledges that the information, observations and data obtained by him while employed by the Company and its Subsidiaries prior to the date of this Agreement) concerning the business or affairs of the Company or any Subsidiary ("Confidential Information") are the property of the Company or such Subsidiary. Therefore, Executive agrees that he shall not disclose to any unauthorized person or use for his own purposes any Confidential Information without the prior written consent of the Board, unless and to the extent that the aforementioned matters become generally known to, and available for use by, the public other than as a result of Executive's acts or omissions. Executive shall deliver to the Company at the termination of the Employment Period, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined below) or the business of the Company or any Subsidiary which he may then possess or have under his control.

     6. Inventions and Patents. Executive acknowledges that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable), including, without limitation, computer software and data, which relate to the Company's or any of its Subsidiaries' actual or anticipated business, research and development or existing or future products or services and which are conceived,

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developed or made by Executive while employed by the Company or its Subsidiaries
("Work Product") belong to the Company or such Subsidiary. Executive shall promptly disclose such Work Product to the Board and perform all actions reasonably requested by the Board (whether during or after the Employment
Period) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

     7.  Non-Compete, Non-Solicitation.
         -----------------------------

     (a) In further consideration of the compensation to be paid to Executive hereunder, Executive acknowledges that in the course of his employment with the Company he shall become familiar, and during his employment with the Company, Auburn, BPI, DPC or Merrow, he has become familiar, with the Company's trade secrets and with other Confidential Information concerning the Company and its predecessors and its Subsidiaries and that his services have been and shall be of special, unique and extraordinary value to the Company and its Subsidiaries. Therefore, Executive agrees that, during the Employment Period and for two years thereafter (the "Noncompete Period"), he shall not directly or indirectly own any interest in, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the businesses of the Company or its Subsidiaries (including, without limitation, payroll services or tax filing services), as such businesses exist or are in process on the date of the termination of Executive's employment anywhere in the United States. Nothing herein shall prohibit Executive from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as Executive has no active participation in the business of such corporation.

     (b) During the Noncompete Period, Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or any Subsidiary to leave the employ of the Company or such Subsidiary, or in any way interfere with the relationship between the Company or any Subsidiary and any employee thereof, (ii) hire any person who was an employee of the Company or any Subsidiary at any time during the Employment Period or (iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Company or any Subsidiary to cease doing business with the Company or such Subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any Subsidiary (including, without limitation, making any negative statements or communications about the Company or its Subsidiaries).

     (c) If, at the time of enforcement of this Section 7, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. Executive agrees that the restrictions contained in this
Section 7 are reasonable.

     (d) In the event of the breach or a threatened breach by Executive of any of the provisions of this Section 7, the Company, in addition and supplementary to other rights and remedies existing in its favor, may apply to any court of law or equity of competent jurisdiction

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for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security). In addition, in the event of an alleged breach or violation by Executive of this Section 7, the Noncompete Period shall be tolled until such breach or violation has been duly cured.

         (e) Executive agrees that termination of the Noncompete Period under the terms of this Agreement shall not serve to terminate the existence of any other non-competition or non-solicitation agreement that Executive has with the Company, including, without limitation, pursuant to the terms of the Recapitalization Agreement.

         8. Executive's Representations. Executive hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by Executive do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which he is bound, (ii) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms. Executive hereby acknowledges and represents that he has consulted with independent legal counsel regarding his rights and obligations under this Agreement and that he fully understands the terms and conditions contained herein.

         9. Company's Representations. Company hereby represents and warrants to the Executive that (i) the execution, delivery and performance of this Agreement by Company do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Company is a party or by which it is bound: (ii) the Agreement has been duly authorized by the Company and its board of directors and constitutes an enforceable Agreement.

         10. Survival. Sections 5, 6 and 7 and Sections 10 through 17 shall survive and continue in full force in accordance with their terms notwithstanding any termination of the Employment Period.

         11. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed by first class mail, return receipt requested, to the recipient at the address below indicated:

         Notices to Executive:
         --------------------

         Charles W. Lathrop, Jr.
         c/o Advantage Payroll Services, Inc.
         126 Merrow Road
         P.O. Box 1330
         Auburn, ME 04211
         Telecopy: (207) 784-0102

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         Notices to the Company:

         Advantage Payroll Services, Inc.
         126 Merrow Road
         P.O. Box 1330
         Auburn, ME 04211
         Telecopy: (207) 784-0102

         with a copy to:

         Willis Stein & Partners, L.P.
         227 West Monroe Street, Suite 4300
         Chicago, IL 60606
         Telecopy: (312) 422-2424
         Attn: Daniel M. Gill

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered or mailed.

         12. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

         13. Complete Agreement. This Agreement, the Recapitalization Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way (including, without limitation, the Employment Agreement between the parties hereto, dated as of June 1, 1998, but excluding any breaches thereof by either party prior to the date hereof.

         14. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

         15. Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

         16. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive, the Company and their respective heirs, successors

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and assigns, except that Executive may not assign his rights or delegate his obligations hereunder without the prior written consent of the Company.

         17. Choice of Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

         18. Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company, the Executive and the Investors, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

         19. Termination of Existing Agreement. By the execution of this Agreement, the parties agree to terminate the existing Employment and Non-Compete Agreement dated February 10, 1998.

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IN WITNESS WHEREOF, the parties hereto have executed this Employment and
Non-Compete Agreement as of the date first written above.

                                       ADVANTAGE PAYROLL SERVICES, INC.


                                       By:    /s/ Peter J. McGrail
                                           -------------------------------------

                                       Its:  Chief Financial Officer



                                       /s/ CHARLES W. LATHROP, JR.
                                       ---------------------------
                                       CHARLES W. LATHROP, JR.



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